THIRD AMENDMENT TO

LOAN AGREEMENT AND LOAN DOCUMENTS

            THIS THIRD AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS (this “Third Amendment”) is made and entered into as of this 8th day of December, 2021, by and among (A) (i) MVP HAWAII MARKS GARAGE, LLC, a Delaware limited liability company (“MVP Hawaii”), (ii) MVP INDIANAPOLIS CITY PARK GARAGE, LLC, a Delaware limited liability company (“MVP City Park”), (iii) MVP INDIANAPOLIS WASHINGTON STREET LOT, LLC, a Delaware limited liability company (“MVP Washington Street”), (iv) MVP NEW ORLEANS RAMPART, LLC, a Delaware limited liability company (“MVP New Orleans”), (v) MVP RAIDER PARK GARAGE, LLC, a Delaware limited liability company (“MVP Raider Park”), and (vi) MVP MILWAUKEE WELLS LLC, a Nevada limited-liability company (“MVP Milwaukee”; each of MVP Hawaii, MVP City Park, MVP Washington Street, MVP New Orleans, MVP Raider Park and MVP Milwaukee are, together with their respective permitted successors and assigns, a “Borrower” and collectively, “Borrowers”), (B) MOBILE INFRASTRUCTURE CORPORATION, a Maryland corporation, formerly known as The Parking REIT, Inc., a Maryland corporation (“Guarantor”), and (C) LOANCORE 2021-CRE4 ISSUER LTD., a Cayman Islands exempted company (together with its  successors and assigns, “Lender”), successor-in-interest to LoanCore Capital Credit REIT LLC, a Delaware limited liability company (“Original Lender”).

RECITALS:

            WHEREAS, Borrowers, on the one hand, and Original Lender, on the other hand, entered into that certain Loan Agreement dated as of November 30, 2018 (the “Original Loan Agreement”), pursuant to which Original Lender agreed to make a secured loan to Borrowers in the original principal amount of Thirty-Nine Million Five Hundred Thousand and No/100 Dollars ($39,500,000.00) (the “Loan”).

WHEREAS, all of Original Lender’s right, title and interest in the Loan was assigned to Lender, and Lender is the holder of the Loan as of the date hereof.

WHEREAS, in addition to the obligations of Borrowers in connection with the Loan, the Loan has been guaranteed in part by Guarantor, pursuant to that certain Guaranty of Recourse Obligations dated as of November 30, 2018, made by Guarantor in favor of Lender (the “Recourse Guaranty”).

WHEREAS, Borrowers, Guarantor and LCC Warehouse V LLC, a Delaware limited liability company (“Warehouse V”), predecessor-in-interest to Lender, executed that certain First Amendment to Loan Agreement and Loan Documents dated as of July 9, 2020 (the “First Amendment”), which First Amendment provided for, inter alia, (i) a deferral of a portion of Borrowers’ required monthly interest payments to Lender, (ii) a waiver of Borrowers’ required monthly contributions into the Capital Expense Reserve Subaccount for certain Payment Dates, (iii) the creation of a shortfall reserve and the reallocation of funds in certain Subaccounts to be utilized in such reserve, (iv) the commencement of a Cash Management Period as of the date of such First Amendment, and (v) additional recourse liability to Guarantor under the Recourse Guaranty in the event that Borrowers failed to timely repay certain amounts due and payable to Lender pursuant to the terms and conditions of the First Amendment.

WHEREAS, Borrowers, Guarantor and Warehouse V further amended the Loan Agreement, the Recourse Guaranty and the other Loan Documents pursuant to that certain Second Amendment to Loan Agreement and Loan Documents dated as of December 8, 2020 (the “Second Amendment”; the Original Loan Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “Existing Loan Agreement”), which Second Amendment provided for, inter alia, (i) an extension of the Term until December 9, 2021, (ii) an additional twelve (12)-month extension of the Term until December 9, 2022, subject to the express terms and conditions of the Second Amendment, (iii) Lender’s approval of prospective extensions of certain agreements at the Properties, (iv) a continuing waiver of Borrowers’ required monthly contributions into the Capital Expense Reserve Subaccount for each Payment Date occurring during the First Extension Period (as defined in the Second Amendment) and (v) Guarantor’s delivery of that certain Partial Payment Guaranty dated as of December 8, 2020 (the “Partial Payment Guaranty”) made by Guarantor for the benefit of Lender, as successor-in-interest to Original Lender and Warehouse V, pursuant to which Guarantor guaranteed the due and punctual payment in full (and not merely the collectability) of all sums and charges which may at any time be due and payable under the Loan Document up to an aggregate amount not to exceed $5,000,000.00;.

WHEREAS, at Borrowers’ request, Borrowers, Guarantor and Lender have agreed to further amend the Loan Agreement, the Partial Payment Guaranty and the other Loan Documents pursuant to this Third Amendment to provide for, inter alia, (i) an extension of the Term until December 9, 2022, subject to the express terms and conditions of this Third Amendment, (ii) an increase in the “Guaranteed Amount” (as such term is defined in the Partial Payment Guaranty) from $5,000,000.00 to $9,000,000.00, (iii) Lender’s agreement to transfer $125,690.00 from the Cash Collateral Subaccount to the Capital Expense Reserve Subaccount to satisfy Borrowers’ obligation to pay to Lender the First Extension Deferred CapEx Amount (as such term is defined in the Second Amendment) and the CapEx Shortfall Amount (as such term is defined in the First Amendment) and (iv) Borrowers’ agreement to replace the Clearing Account and Cash Management Account in accordance with the terms and conditions of the Existing Loan Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Guarantor and Lender hereby agree as follows:

AGREEMENT:

1.                  Incorporation of Recitals.  The Recitals set forth above are hereby incorporated herein and made a part hereof.

2.                  Definitions.  The following defined term is hereby added to Section 1.1 of the Original Loan Agreement:

“Third Amendment” shall mean that certain Third Amendment to Loan Agreement and Loan Documents dated as of December 8, 2021, by and among Borrowers, Guarantor and Lender.

3.                  Second Extension Period.  Notwithstanding anything in the Existing Loan Agreement to the contrary:

(a)                Deletion of Minimum Debt Yield.  With respect to the Second Extension Period, Lender hereby agrees that Section 2.8(e) of the Existing Loan Agreement shall be deleted in its entirety; accordingly, there shall be no required minimum Debt Yield as a condition precedent to the effectiveness of the Second Extension Period.

(b)               Waiver of Extension of Interest Rate Protection Agreement.  Solely with respect to the Second Extension Period, Lender hereby agrees that, notwithstanding  Section 2.8(c) of the Existing Loan Agreement to the contrary, Lender shall not require Borrowers to deliver either (i) an extension of the existing Interest Rate Protection Agreement or (ii) a new Interest Rate Protection Agreement, as a condition precedent to the effectiveness of the Second Extension Period, provided, however, at Lender’s election by written notice to Borrowers, at any time during the Term, Borrowers shall deliver to Lender, within ten (10) Business Days following Lender’s request therefor, a replacement Interest Rate Protection Agreement from an Acceptable Counterparty in respect of a notional amount of the then outstanding Principal and otherwise on the same terms as set forth in Section 2.6.1 of the Existing Loan Agreement (including the delivery of such documents as set forth therein) and has the effect of capping LIBOR at no more than three and one-half percent (3.50%) per annum.

(c)                Repayment of First Extension Deferred CapEx Amount and CapEx Shortfall Amount.  For the avoidance of doubt, as a condition precedent to the effectiveness of the Second Extension Period, in accordance with Sections 2.8(i) and 2.8(j) of the Existing Loan Agreement, Borrowers shall pay to Lender no later than the commencement of the Second Extension Period, the full First Extension Deferred CapEx Amount and the full CapEx Shortfall Amount, which payments shall be deemed satisfied upon Lender’s transfer of funds from the Cash Collateral Subaccount to the Capital Expense Reserve Subaccount pursuant to Section 4 of this Third Amendment.

(d)               Payment of Extension Fee.  For the avoidance of doubt, as a condition precedent to the effectiveness of the Second Extension Period, in accordance with Section 2.8(l) of the Existing Loan Agreement, Borrowers shall pay to Lender no later than the commencement of the Second Extension Period, an extension fee in an amount equal to one-fourth of one percent (0.25%) (i.e., $92,500.00).

4.                  Capital Expense Reserves - Repayment of Deferred Amounts.  In accordance with Sections 4(b) and 4(c) of the Second Amendment, Borrowers are required to pay to Lender the full amount of the First Extension Deferred CapEx Amount (which is equal to $75,690.00 as of the date hereof) and the full amount of the CapEx Shortfall Amount

(which is equal to $50,000.00 as of the date hereof) on or before the First Extended Maturity Date, which repayment is a condition precedent to the effectiveness of the Second Extension Period.  Notwithstanding anything in the Existing Loan Agreement to the contrary, at Borrowers’ express request, on the date hereof, Lender hereby agrees to transfer $125,690.00 currently held by Lender in the Cash Collateral Subaccount to the Capital Expense Reserve Subaccount, which transfer of funds will be deemed to satisfy Borrowers’ obligation to pay to Lender the First Extension Deferred CapEx Amount and the CapEx Shortfall Amount.  Following Lender’s transfer of such funds from the Cash Collateral Subaccount to the Capital Expense Reserve Subaccount, Borrowers shall be entitled to utilize such funds pursuant to the express terms and conditions of Section 3.5 of the Existing Loan Agreement.

5.                  Partial Payment Guaranty - Increase in Guaranteed Amount.  Notwithstanding anything to the contrary set forth in the Partial Payment Guaranty, as of the date hereof, the “Guaranteed Amount” (as defined in Section 1(b) of the Partial Payment Guaranty) shall be increased from $5,000,000.00 to an amount equal to Nine Million and No/100 Dollars ($9,000,000.00).  Accordingly, as of the date hereof, and thereafter throughout the remainder of the Term, Guarantor’s liability under the Partial Payment Guaranty with respect to the Guaranteed Obligations (as such term is defined in the Partial Payment Guaranty) shall not exceed Nine Million and No/100 Dollars ($9,000,000.00).

6.                  Replacement of Clearing Account and Cash Management Account.  Borrowers hereby acknowledge that, by written notice to Borrowers dated November 23, 2021, Wells Fargo Bank, N.A. exercised its rights under each of the Clearing Account Agreement and the Cash Management Agreement to terminate such agreement and close each of the existing Clearing Account and the existing Cash Management Account, effective January 15, 2022 (the “Account Closing Date”).  Accordingly, Borrowers hereby covenant and agree to utilize best efforts to (i) complete the opening and activation of a replacement Clearing Account at a replacement Clearing Bank (which replacement Clearing Bank shall be Key Bank, National Association, a national banking association) pursuant to a replacement Clearing Account Agreement and (ii) complete the opening and activation of a replacement Cash Management Account at a replacement Cash Management Bank (which replacement Cash Management Bank shall be Signature Bank, a New York state chartered bank) pursuant to a replacement Cash Management Agreement on or prior to the Account Closing Date.  Borrowers hereby agree that Borrowers’ failure or refusal to complete the opening and activation of a replacement Clearing Account and a replacement Cash Management Account on or prior to the Account Closing Date shall, at Lender’s written election after written notice delivered to Borrower and five (5) days to cure, be deemed an Event of Default under the Loan Agreement, with the result that Lender shall have the right (at its sole option) to exercise any and all rights and remedies available to it.

7.                  Cash Management Period.  For the avoidance of doubt, the Cash Management Period in place as of the date hereof shall remain in place until the date on which Lender delivers written notice to Borrowers that such Cash Management Period has ended, which, in accordance with the definition of Cash Management Period in Section 1.1 of the Original Loan Agreement, shall require, inter alia, Lender’s determination that the Debt Yield equals or exceeds seven and three-fourths percent (7.75%) for the two (2) most recent Calculation Dates.

8.                  Shortfall Reserve Replenishment.  Notwithstanding anything in the Original Loan Agreement to the contrary, in the event that, as of any Calculation Date during the Term, the undisbursed balance of the Shortfall Reserve Subaccount is less than the Shortfall Reserve Target Balance (i.e., $225,000.00) and Borrowers are accordingly obligated to replenish the Shortfall Reserve Subaccount pursuant to Section 5 of the Second Amendment, during the continuance of a Cash Management Period, provided no Event of Default has occurred and is continuing, at Borrowers’ written request, Lender shall, to the extent available, transfer funds from the Cash Collateral Subaccount to the Shortfall Reserve Subaccount in an amount as necessary such that the undisbursed balance of the Shortfall Reserve Subaccount will thereafter equal the Shortfall Reserve Target Balance, and, following such transfer of funds, Borrower’s replenishment obligation shall be deemed satisfied.  In the event that, as of such Calculation Date, the undisbursed balance of the Cash Collateral Subaccount is not sufficient to fully replenish the Shortfall Reserve Subaccount pursuant to Section 5 of the Second Amendment, Borrowers shall pay any additionally required funds to Lender for deposit into the Shortfall Reserve Subaccount within fifteen (15) days following the subject Calculation Date.

9.                  Representations, Warranties and Covenants.

(a)                Each Borrower and Guarantor, as the case may be, hereby remakes as of the date hereof, all of the representations and warranties set forth in Article 4 of the Original Loan Agreement, Section 3 of the Recourse Guaranty and Section 3 of the Partial Payment Guaranty, respectively, as modified hereby, and the other Loan Documents, as modified hereby, which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Third Amendment, but only to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time and do not constitute a Default or an Event of Default.

(b)               Borrowers hereby represent and warrant that, to the best of each Borrower’s knowledge, no Default, Event of Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Third Amendment.  Each Borrower hereby further represents that all representations and warranties herein and in the other Loan Documents made by Borrowers are true and correct in all material respects.

(c)                Each Borrower understands and acknowledges that, except as expressly provided in this Third Amendment, Lender has not waived any right of Lender or obligation of Borrowers or Guarantor under the Loan Documents and Lender has not agreed to any modification of any provision of any Loan Document or to any extension of the Loan.

(d)               No Borrower has created, incurred, assumed, permitted or suffered to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender and Permitted Encumbrances.

(e)                As of the date hereof, each Borrower and Guarantor hereby fully releases Lender and Servicer from any liability of any kind arising out of or in connection with the Loan or the Loan Documents existing or hereafter accruing with respect to matters prior to the date hereof, whether known or unknown; provided that the foregoing release shall not apply to any liability under this Third Amendment or any liability due to the fraud, gross negligence or willful misconduct of Lender or Servicer.

(f)                Each Borrower is a duly organized limited liability company, in good standing under the laws of the state of its formation.  Each Borrower has full legal power and authority to execute and deliver this Third Amendment; the officer of each Borrower executing this Third Amendment has been duly authorized to execute and deliver this Third Amendment; this Third Amendment constitutes valid and binding obligations of Borrowers in accordance with its terms; and neither the execution and delivery of this Third Amendment, nor the performance and observation of its terms, constitute a violation or conflict with the organizational documents or requirements of any Borrower, or any law or regulation applicable to any Borrower, or will result in a breach or contravention of any provision, or constitute a default under any agreement, instrument, certificate of formation, operating agreement, other document, law or regulation binding or enforceable upon any Borrower.

(g)               Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.  Guarantor has full legal power and authority to execute and deliver this Third Amendment; the officer of Guarantor executing this Third Amendment has been duly authorized to execute and deliver this Third Amendment; this Third Amendment constitutes valid and binding obligations of Guarantor in accordance with its terms; and neither the execution and delivery of this Third Amendment, nor the performance and observation of its terms, constitute a violation or conflict with the organizational documents or requirements of Guarantor, or any law or regulation applicable to Guarantor, or will result in a breach or contravention of any provision, or constitute a default under any agreement, instrument, certificate of formation, operating agreement, other document, law or regulation binding or enforceable upon Guarantor.

(h)               Effective as of November 12, 2021, by the filing of that certain Articles of Amendment to the charter of Guarantor, Guarantor’s exact legal name was changed to and, as of the date hereof, is, Mobile Infrastructure Corporation, a Maryland corporation.

(i)                 Each Borrower and Guarantor hereby represents and warrants to Lender that, as of the date hereof, (i) none of any Borrower, Guarantor or any direct or indirect owner of any Borrower or Guarantor has any claims or counterclaims against Lender with respect to the Loan or any collateral for the Loan or otherwise relating to the Loan or the subject matter of any of the Loan Documents, (ii) neither any Borrower or Guarantor have any offsets or defenses with respect to any of its respects obligations or liabilities under the Loan Documents or otherwise to the enforcement by Lender of its rights and remedies as provided in the Loan Documents and (iii) to the extent any Borrower or Guarantor has any such claims, counterclaims, offset or defense, each Borrower and Guarantor hereby affirmatively WAIVES and RENOUNCES such claims, counterclaims, offset or defense as of the date hereof.

(j)                 Each Borrower and Guarantor shall cooperate with Lender, at their own expense, with respect to the matters addressed in this Third Amendment.  Upon Lender’s request, Borrowers and/or Guarantor shall duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments, agreements, and documents, and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions of this Third Amendment or the Loan Documents.

(k)               As of the date hereof, the outstanding Principal amount of the Loan is Thirty-Nine Million Five Hundred Thousand and No/100 Dollars ($37,000,000.00).

10.              Defined Terms.  All capitalized terms used herein and not otherwise defined shall have the defined meanings set forth in the Original Loan Agreement.  References to “the Agreement” or “this Agreement” in the Original Loan Agreement, the First Amendment or the Second Amendment or to the “Loan Agreement” in any other Loan Document shall mean and refer to the Existing Loan Agreement, as amended by this Third Amendment.  To the extent incorporated in any other Loan Document expressly pursuant to this Third Amendment, any capitalized term defined in this Third Amendment and not otherwise defined in such other Loan Document shall have the defined meaning set forth in this Third Amendment.

11.              No Other Changes; Ratification of Loan Agreement.  This Third Amendment shall only modify or amend the Existing Loan Agreement to the extent provided herein, and all other conditions, covenants and agreements in the Existing Loan Agreement shall remain in full force and effect.  If there is a conflict between the provisions contained in this Third Amendment and the provisions of the Existing Loan Agreement, this Third Amendment shall control.  Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Existing Loan Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

12.              Complete Agreement; Amendment; Waiver; Counterparts.  This Third Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof; it supersedes all previous understandings, if any, between the parties except as otherwise provided herein; no oral or implied understandings, representations or warranties shall vary its terms; and neither it nor any of its provisions may be amended or waived other than by a written instrument executed and delivered by the parties.  This Third Amendment or any such amendment or waiver may be executed in several counterparts, each of which shall be considered a duplicate original and the same instrument.  Execution and delivery of this Third Amendment by portable document format (“PDF”) copy bearing the PDF signature of any party hereto shall constitute a valid and binding execution and delivery of this Third Amendment by such party.  Such PDF copies shall constitute enforceable original documents.

13.              Interpretation.  No provision of this Third Amendment shall be construed against or interpreted to the disadvantage of any party to this Third Amendment by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured or dictated such provision.

14.              Consent Not A Waiver of Any Other Rights.  This Third Amendment and the agreements evidenced hereby do not waive any rights under applicable laws and regulations and under the Loan Documents.  This Third Amendment is not a waiver of any other requirement of the Loan and Loan Documents and applies only to the express terms and conditions herein.  The granting of such consent and the execution of this Third Amendment in no way obligates the Lender or any subsequent holder of the Loan, to grant any future consents or waivers nor does it establish in any way a pattern or practice of dealing that any Borrower or Guarantor may rely upon in seeking any other consent or waiver.

15.              No Novation.  The execution and delivery of this Third Amendment and any other documents required herein will not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loan or any other obligations pursuant to the Loan Documents.

16.              Time of Essence.  Time is of the essence with respect to each term, condition and covenant of this Third Amendment.

17.              Governing Law.  The validity, interpretation, enforcement, and effect of this Third Amendment shall be governed by, and construed in accordance with, the laws governing the Loan Documents.

18.              Severability; Captions.  The invalidity or unenforceability of any provision in this Third Amendment in any particular respect shall not affect the validity and enforceability of any other provision of this Third Amendment or of the same provision in any other respect.  The captions at the beginning of this Third Amendment are for the convenience of the reader and shall be ignored in construing this Third Amendment.

19.              Effectiveness.  This Third Amendment shall only be effective upon (i) the execution and delivery of this Third Amendment by each Borrower, Lender and Guarantor, (ii) Borrowers’ payment to Lender of $92,500.00, which represents the extension fee due and payable to Lender with respect to the Second Extension Period pursuant Section 2.8(l) of the Existing Loan Agreement, (iii) Borrowers’ payment to Lender, concurrently with the execution of this Third Amendment, of all out-of-pocket costs and expenses incurred by Lender in connection with this Third Amendment, including, without limitation, reasonable attorneys’ fees and expenses, and (iv) no Event of Default shall exist under the Loan Documents and Borrowers shall otherwise be in compliance with the terms and conditions of the Loan Documents.

20.              Reaffirmation of Guarantor.  Guarantor acknowledges the amendments and modifications of the Existing Loan Agreement pursuant to this Third Amendment

(including, without limitation, the amendment to the Partial Payment Guaranty pursuant to Section 5 hereof) and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Recourse Guaranty and the Partial Payment Guaranty, and agrees that, except as expressly provided herein, (x) the Recourse Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms, (y) the Partial Payment Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms and (z) and as of the date hereof, the Guaranteed Amount under the Partial Payment Guaranty is equal to Nine Million and No/100 Dollars ($9,000,000.00).  Guarantor specifically, but not by way of limitation, hereby further reaffirms that its obligations under the Recourse Guaranty and the Partial Payment Guaranty are separate and distinct from Borrowers’ obligations under the Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

            IN WITNESS WHEREOF, Borrowers, Guarantor and Lender have caused this Third Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

MVP HAWAII MARKS GARAGE, LLC,

a Delaware limited liability company

By:	MVP REIT II Operating Partnership, LP,

a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

MVP NEW ORLEANS RAMPART, LLC,

a Delaware limited liability company

By:	MVP REIT II Operating Partnership, LP,

a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

[Additional Signature Pages Follow]

[Third Amendment to Loan Agreement and Loan Documents – Borrowers Signature Page]

BORROWERS:

MVP RAIDER PARK GARAGE, LLC,

a Delaware limited liability company

By:	MVP REIT II Operating Partnership, LP,

a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

MVP INDIANAPOLIS CITY PARK GARAGE, LLC,

a Delaware limited liability company

By:	MVP Real Estate Holdings, LLC,
a Nevada limited liability company,
its sole member and manager

By:	MVP Merger Sub, LLC,

a Delaware limited liability company,
its sole member and manager

By:	MVP REIT II Operating Partnership, LP,`

a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

[Additional Signature Pages Follow]

[Third Amendment to Loan Agreement and Loan Documents – Borrowers Signature Page]

BORROWERS:

MVP INDIANAPOLIS WASHINGTON STREET LOT, LLC,

a Delaware limited liability company

By:	MVP Real Estate Holdings, LLC,

a Nevada limited liability company,
its sole member and manager

By:	MVP Merger Sub, LLC,

a Delaware limited liability company,
its sole member and manager

By:	MVP REIT II Operating Partnership, LP,

a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

[Additional Signature Pages Follow]

[Third Amendment to Loan Agreement and Loan Documents – Borrowers Signature Page]

BORROWERS:

MVP MILWAUKEE WELLS LLC,

a Delaware limited liability company

By:	MVP Real Estate Holdings, LLC,

a Nevada limited liability company,
its sole member and manager

By:	MVP Merger Sub, LLC,

a Delaware limited liability company,
its sole member and manager

By:	MVP REIT II Operating Partnership, LP,
a Maryland limited partnership,
its sole member and manager

By:	Mobile Infrastructure Corporation,

a Maryland corporation,
formerly known as The Parking REIT, Inc.,
its General Partner

By:

Name:	Manuel Chavez III
Title:	Chief Executive Officer

[Additional Signature Pages Follow]

[Third Amendment to Loan Agreement and Loan Documents – Borrowers Signature Page]

GUARANTOR’S CONSENT

The undersigned Guarantor hereby consents to the terms and provisions of the foregoing Third Amendment to Loan Agreement and Loan Documents and the transactions contemplated thereby, hereby reaffirms its obligations under each of the Recourse Guaranty and the Partial Payment Guaranty, and reaffirms its waiver of each and every one of the defenses to such obligations as set forth in each of the Recourse Guaranty and the Partial Payment Guaranty.

GUARANTOR: MOBILE INFRASTRUCTURE CORPORATION, a Maryland corporation formerly known as The Parking REIT, Inc. By: Name: Manuel Chavez III Title: Chief Executive Officer

[Additional Signature Page Follows]

[Third Amendment to Loan Agreement and Loan Documents – Guarantor Signature Page]

LENDER: LOANCORE 2021‑CRE4 ISSUER LTD., a Cayman Islands exempted company By: Situs Holdings, LLC, solely in its capacity as Special Servicer By: Name: Title:

[Third Amendment to Loan Agreement and Loan Documents – Lender Signature Page]